UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2011

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement
Item 3.02         Unregistered Sales of Equity Securities

Effective as of August 15, 2011 Neurokine Pharmaceuticals Inc. (“we”, “us”, “our”) entered into a Consulting Agreement with Wakabayashi Fund LLC, a Japanese limited liability company, whereby Wakabayashi Fund has agreed to provide certain institutional market awareness and public relations services to us for a six month term. In consideration of the services, we have agreed to issue to Wakabayashi 1,600,000 restricted shares of our common stock. Our board of directors authorized the issuance of the 1,600,000 shares on August 20, 2011. These shares were issued to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended. The most recent closing price of our common shares at the time of issuance as quoted on the OTC Bulletin Board was $0.077 per share. Accordingly, the aggregate value of the stock consideration paid was $123,200.

Item 9.01         Financial Statements and Exhibits

10.01	Consulting Agreement with Wakabayashi Fund LLC dated August 15, 2011

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

/s/ Ahmad Doroudian
Ahmad Doroudian
President and Director

Date: August 25, 2011